EXHIBIT 99.1

PCTEL Reports First Quarter Financial Results

BLOOMINGDALE, Illinois – May 7, 2020 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the first quarter ended March 31, 2020.

Highlights

•

Revenue of $17.5 million in the quarter, 15% lower compared to the first quarter 2019. Revenue was higher by 10% for the test and measurement product line, but lower by 24% in the higher volume antenna product line compared to the first quarter 2019.

•

Gross profit margin of 46.9% in the first quarter, up 4.9% compared to the gross profit margin in the first quarter 2019. The percentage increase in the first quarter is a result of higher revenues for test and measurement products and an increase in the gross margin percentage for antenna products.

•	GAAP net loss per share of $0.04 in the first quarter compared to a GAAP net loss per share of $0.02 in the first quarter 2019.

•

Non-GAAP net income and adjusted EBITDA are measures the Company uses to measure its core earnings. A reconciliation of those non-GAAP measures to our GAAP financial statements is provided later in the press release.

•	Non-GAAP net income per diluted share of $0.01 in the first quarter compared to Non-GAAP net income per diluted share of $0.04 in the first quarter 2019.

•	Adjusted EBITDA as a percent of revenue of 3.8% in the first quarter compared to 6.6% in the first quarter 2019.

•

$38.3 million of cash and short-term investments and no debt at March 31, 2020 compared to $39.7 million and no debt at December 31, 2019. During the first quarter 2020, the Company repurchased shares valued at $2.0 million pursuant to a share repurchase program that has been terminated.

“Our priorities during this COVID-19 pandemic are to keep our employees safe and to serve our customers in critical infrastructure markets,” said David Neumann, PCTEL’s CEO. “While first quarter revenue didn’t meet our financial plan, we are pleased with our record-setting scanning receiver revenue in the quarter. This result reinforces our belief that 5G will be a growth driver for several years. We are well-positioned for the long-term with our cost structure and competitive products that enable wireless connectivity for mission critical applications.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (844) 407-9500 (United States/Canada) or (862) 298-0850 (International). The call will also be webcast at http://investor.pctel.com/news-events/webcasts-presentations.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States /Canada), or (919) 882-2331 (International), PIN number: 34239.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding the impact of the COVID-19 pandemic; our future financial performance; growth of our antenna solutions and test and measurement businesses; the impact of our transition plan for manufacturing inside and outside China; the anticipated demand for certain products including those related to public safety, the Industrial IoT, 5G and intelligent transportation; the impact of tariffs on certain imports from China; and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the COVID-19 pandemic and impact of the pandemic on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand for these types of products and services generally including demand from customers in China; growth and continuity in PCTEL’s defined market segments; and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2020 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowanSuzanne Cafferty

CFOVice President, Global Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 339-2051(630) 339-2105

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	(unaudited)
	March 31,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$9,662	$7,094
Short-term investment securities	28,608	32,556
Accounts receivable, net of allowances of $117 and $104 at March 31, 2020 and December 31, 2019, respectively	13,918	17,380
Inventories, net	11,133	11,935
Prepaid expenses and other assets	1,568	1,842
Total current assets	64,889	70,807

Property and equipment, net	12,130	11,985
Goodwill	3,332	3,332
Intangible assets, net	0	144
Other noncurrent assets	2,748	2,969
TOTAL ASSETS	$83,099	$89,237
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,984	$3,190
Accrued liabilities	5,770	9,382
Total current liabilities	9,754	12,572
Long-term liabilities	4,289	3,315
Total liabilities	14,043	15,887
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,456,149 and 18,611,289 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	18	19
Additional paid-in capital	130,438	133,954
Accumulated deficit	(60,993)	(60,305)
Accumulated other comprehensive loss	(407)	(318)
Total stockholders’ equity	69,056	73,350
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$83,099	$89,237

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019

REVENUES	$17,506	$20,590
COST OF REVENUES	9,291	11,932
GROSS PROFIT	8,215	8,658
OPERATING EXPENSES:
Research and development	3,029	3,003
Sales and marketing	3,142	2,798
General and administrative	2,802	3,253
Amortization of intangible assets	33	73
Restructuring expenses	87	0
Total operating expenses	9,093	9,127
OPERATING LOSS	(878)	(469)
Other income, net	198	162
LOSS BEFORE INCOME TAXES	(680)	(307)
Expense for income taxes	8	10
NET LOSS	$(688)	$(317)

Net Loss per Share:

Basic	$(0.04)	$(0.02)
Diluted	$(0.04)	$(0.02)

Weighted Average Shares:
Basic	18,207	17,617
Diluted	18,207	17,617

Cash dividend per share	$0.055	$0.055

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Year Ended March 31,
.	2020	2019

Operating Activities:
Net loss	$(688)	$(317)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	748	711
Intangible asset amortization	144	240
Stock-based compensation	562	882
Loss on disposal/sale of property and equipment	7	0
Restructuring costs	63	(3)
Bad debt provision	18	7
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,432	(512)
Inventories	760	38
Prepaid expenses and other assets	470	23
Accounts payable	737	554
Income taxes payable	8	(22)
Other accrued liabilities	(2,011)	(39)
Deferred revenue	39	(23)
Net cash provided by operating activities	4,289	1,539
Investing Activities:
Capital expenditures	(1,516)	(311)
Purchase of investments	(9,918)	(13,893)
Redemptions/maturities of short-term investments	13,866	14,177
Net cash provided by (used in) investing activities	2,432	(27)
Financing Activities:
Proceeds from issuance of common stock	59	338
Payment of withholding tax on stock-based compensation	(1,106)	(743)
Principle payments on finance leases	(20)	(26)
Purchase of common stock from repurchase program	(2,000)	0
Cash dividends	(1,032)	(1,016)
Net cash used in financing activities	(4,099)	(1,447)

Net increase in cash and cash equivalents	2,622	65
Effect of exchange rate changes on cash	(54)	61
Cash and cash equivalents, beginning of period	7,094	4,329
Cash and Cash Equivalents, End of Period	$9,662	$4,455

PCTEL, INC.
P&L INFORMATION BY PRODUCT LINE - Continuing Operations (unaudited)
(in thousands)

	Three Months Ended March 31, 2020
	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$11,460	$6,083	$(37)	$17,506

GROSS PROFIT	$3,918	$4,297	$0	$8,215

GROSS PROFIT %	34.2%	70.6%		46.9%

	Three Months Ended March 31, 2019
	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$15,088	$5,535	$(33)	$20,590

GROSS PROFIT	$4,861	$3,785	$12	$8,658

GROSS PROFIT %	32.2%	68.4%		42.0%

Reconciliation of GAAP to non-GAAP Results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (loss)

		Three Months Ended March 31,
		2020	2019

	Operating Loss	$(878)	$(469)

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	111	167
	-Operating expenses	33	73
	Restructuring	87	0
	Stock Compensation:
	-Cost of revenues	72	103
	-Engineering	137	172
	-Sales & marketing	150	180
	-General & administrative	203	427
		793	1,122
	Non-GAAP Operating Income (Loss)	$(85)	$653
	% of revenue	-0.5%	3.2%

Reconciliation of GAAP net loss to non-GAAP net income (loss)

		Three Months Ended March 31,
		2020	2019

	Net Loss	$(688)	$(317)

	Adjustments:
(a)	Non-GAAP adjustment to operating loss	793	1,122
	Income Taxes	(1)	(55)
		792	1,067
	Non-GAAP Net Income	$104	$750

	Non-GAAP Income per Share:
	Basic	$0.01	$0.04
	Diluted	$0.01	$0.04

	Weighed Average Shares:
	Basic	18,207	17,617
	Diluted	18,343	17,660

This schedule reconciles the Company's GAAP operating loss to its non-GAAP operating income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating loss (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net loss include the non-GAAP adjustments to operating income (loss) as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating loss to Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019

Operating Loss	$(878)	$(469)

Add:
Depreciation and amortization	748	711
Intangible amortization	144	240
Restructuring expenses	87	0
Stock compensation expenses	562	882
Adjusted EBITDA	$663	$1,364
% of revenue	3.8%	6.6%

This schedule reconciles the Company's GAAP operating loss to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.